UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2004

AFFIRMATIVE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	75-2770432 (I.R.S. Employer Identification No.)

4450 Sojourn Drive, Suite 500 Addison, Texas (Address of principal executive offices)	75001 (Zip Code)

(972) 728-6300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 9. Regulation FD Disclosure.
Signatures
Press Release

Item 9. Regulation FD Disclosure.

On July 26, 2004, Affirmative Insurance Holdings, Inc. issued a press release announcing that the underwriters of Affirmative’s initial public offering have exercised in full their over-allotment option to purchase an additional 1,225,500 shares at $14 per share, the initial public offering price. A copy of the Registrant’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2004	Affirmative Insurance Holdings, Inc.
/s/ Timothy A. Bienek

By: Timothy A. Bienek Executive Vice President and Chief Financial Officer (and in his capacity as Principal Financial Officer)